Exhibit 99.2

The Weather Intelligence Platform for Global Climate Security December 2021

tomorrow.io

Disclaimer

About This Presentation

This Presentation is being provided for informational purposes only and has been prepared to assist interested parties solely in their capacities as potential investors and is provided solely for the purpose of allowing interested parties to make their own evaluation with respect to the proposed business combination (the "Business Combination") between The Tomorrow Companies Inc. (together with its subsidiaries, the "Company" or "Tomorrow.io") and Pine Technology Acquisition Corp. ("PTAC" or the "SPAC"). Neither this Presentation, nor any of the information contained herein, is intended to be used by the recipient for any other purpose or distributed to any third party without the express written consent of the Company. The information contained herein has not been independently verified does not purport to be all-inclusive and none of PTAC, the Company or their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, and no reliance should be made as to the accuracy, completeness or reliability of the information contained in this Presentation. None of PTAC, the Company, or their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any use of this Presentation or its contents or otherwise arising in connection with this Presentation. The contents herein are not to be construed as legal, business or tax advice, and the recipient should consult his, her or its own attorney, business advisor and tax advisor as to legal, business and tax advice. The information contained in this Presentation should be considered in the context of the circumstances prevailing at the time and has not been, and will not be updated to reflect material developments which may occur after the date of this document.

Important Information for Investors and Securityholders

This Presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and does not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, purchase, or exchange of securities or solicitation of any vote or approval in any jurisdiction in contravention of applicable law.

In connection with the proposed Business Combination between PTAC and Tomorrow.io, PTAC will file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 which will include PTAC's prospectus and proxy statement (the "ProxyStatement/Prospectus"). PTAC plans to mail the definitive Proxy Statement/Prospectus to its stockholders in connection with the Business Combination once available. INVESTORS AND SECURITYHOLDERS OF PTAC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PTAC, TOMORROW.IO, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by PTAC through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by directing a request to PTAC.

Participants in the Solicitation

PTAC, Tomorrow.io and certain of their respective directors, executive officers and employees may be considered to be participants in the solicitation of proxies in connection with the Business Combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of PTAC in connection with the Business Combination, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding PTAC's directors and executive officers can also be found in PTAC's final prospectus dated March 10, 2021 relating to its initial public offering (the "PTAC Final Prospectus"). These documents are available free of charge as described above.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this Presentation may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events or future performance of PTAC or the Company. For example, projections of future EBITDA and projected satellite launch, statements regarding anticipated growthin the industry in which the Company operates and anticipated growth in demand for the Company's products, projections of the Company's future technological capabilities, product offerings, financial results, Revenue, Gross Margin, capital expenditures, unlevered free cash flow, and other metrics, and any statements related to the satisfaction of closing conditions to the Business Combination and the timing of the completion of the Business Combination are forward-looking statements. In some cases, you can identify forward-looking statements through the use of words or phrases such as "pro forma", "may", "should", "could", "might", "possible", "project", "strive", "budget", "forecast", "intend", "estimate", "anticipate", "predict", "potential", "believe", "will likely result", "expect", "continue", "will", "anticipate", "seek", "estimate", "intend", "plan", "projection", "would" and "outlook", or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based upon estimates and assumptions that, while considered reasonable by PTAC and its management, and the Company and its management, as the case may be, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against PTAC, the Company, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of PTAC or the Company, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition toobtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of PTAC or the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Business Combination; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (11) the Company's estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions; (12) the evolution of the markets in which the Company competes; (13) the ability of the Company to implement its strategic initiatives and continue to innovate its existing services; (14) the ability of the Company to defend its intellectual property and satisfy regulatory requirements; (15) the impact of the COVID-19 pandemic on the Company's business; (16) the Company's expected capital requirements and ability to raise financing in the future; (17) the projected financial information, anticipated growth rate, and market opportunity of the Company; (18) the Company's success in retaining or recruiting, or changes required in, its officers, key employees or directors following the completion of the Business Combination; (19) PTAC's officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company's business or in approving the Business Combination; (20) the Company's ability to achieve or maintain profitability; (21) the Company's ability to effectively sell and market its products; (22) the Company's ability to develop, test and validate its technology; (23) any delay in the Company's growth plan or development of its satellite systems; (24) the safety of the Company's space infrastructure; (25) level of product service or product failure that could lead customers to use competitors' services; and (26) risks associated with international expansion; and other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the PTAC Final Prospectus and other risks and uncertainties indicated from the time to time in the Company's quarterly reports on Form 10-Q and the Proxy Statement/Prospectus (when available), including those set forth under "Risk Factors" therein, or as otherwise indicated from time to time in other documents filed or to be filed with the SEC by PTAC.

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Disclaimer Continued

Financial Data and Use of Projections

The financial information and operating metrics contained in this Presentation are unaudited and do not conform to Regulation S-X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed by PTAC relating to the Business Combination, the proxy statement or prospectus contained therein, or any other proxy statement, registration statement or prospectus to be filed by the Company with the SEC.

This Presentation contains projected financial information for the Company with respect to certain financial results for the Company. Neither PTAC's nor the Company's independent auditors have audited, studied, reviewed, compiled or performed any procedures with respect to the projections forthe purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward-looking statements for illustrative purposes only and should not be relied upon as being necessarily indicative of future results or as historical results. The assumptions and estimates underlying such projections are inherently uncertain and subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. Such projections are based on assumptions, estimates and judgements that have been made with currently available information. See "Forward - Looking Statements" above and "Risk Factors" below. Actual results may differ materially from the results contemplated by the projections contained in this Presentation, and the inclusion of such information in this Presentation, should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Since the financial projections cover multiple years, such projections by their nature become less reliable with each successive year.

Industry and Market Data

Unless otherwise indicated, information contained in this Presentation concerning the Company's industry, competitive position and the markets in which it operates is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from the Company's internal research, and are based on assumptions made by the Company upon reviewing such data, and the Company's experience in, and knowledge of, such industry and markets, which the Company believes to be reasonable. While the Company believes that such third party information is reliable, the Company has not independently verified, and makes no representation as to the accuracy or completeness of, such third party information, and the Company has not ascertained the underlying economic assumptions relied upon therein. In addition, projections, assumptions and estimates of the future performance of the industry in which the Company operates and the Company's future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company. The Company does not guarantee the accuracy or completeness of such information contained in the Presentation.

Non-GAAP Financial Measures

This Presentation contains certain measures not recognized by U.S. GAAP to evaluate the performance of the Company. These terms do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Terms such as "EBITDA", "Free Cash Flow" and others are financial measures utilized by the Company that are not defined by U.S. GAAP. As there is no generally accepted method of calculating these financial measures, they may not be comparable to similar measures reported by other companies. Readers are encouraged to consider these financial measures in the context of the Company's results under U.S. GAAP, as provided in the Company's financial statements. The principal limitation of these Non-GAAP financial measures is that they exclude significant expenses and revenue that are required by U.S. GAAP to be recorded in the Company's financial statements.

Cautionary Note Regarding Preliminary Estimated Data

This Presentation contains preliminary estimated financial data for the Company's third quarter ended September 30, 2021 (the "Preliminary Estimates"). The Preliminary Estimates are subject to change and are not necessarily indicative of the Company's actual financial performance for suchperiod. Readers are cautioned that actual results may differ materially from the Preliminary Estimates and, accordingly, should not place undue reliance on the Preliminary Estimates. The Preliminary Estimates are based on assumptions, estimates and judgments that have been made with currently available information. Such assumptions, estimates and judgments are inherently uncertain and are subject to a wide variety of risks and uncertainties that could cause actual results to differ materially from the Preliminary Estimates. The inclusion of the Preliminary Estimates is not and should not be regarded as a representation by any person that the Preliminary Estimates will be achieved. The Preliminary Estimates are subject to the closing of the quarter and finalization of accounting procedures, and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with U.S. GAAP. Neither the Company's independent auditors nor any other person has compiled, examined or performed any procedures with respect to the Preliminary Estimates and no such person has expressed any opinion or other form of assurance on the Preliminary Estimates or their achievability, or assumes any responsibility for the Preliminary Estimates.

Trademarks

The trademarks, service marks, trade names and copyrights included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of the products or services of the Company.

Conflict Disclosure

PJT Partners LP ("PJT") is acting as exclusive financial advisor to the Company in connection with the business combination and will receive compensation in connection therewith. PTAC has also engaged PJT to act as co-placement agent for which PJT will receive fees and expense reimbursementsin connection therewith. The Company and PTAC have each signed agreements with PJT acknowledging PJT's roles as both financial advisor to the Company in connection with the Business Combination and as co-placement agent to PTAC in connection with the PIPE and waiving any potential conflicts in connection with such dual roles.

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Risk Factors

The below list of risk factors related to the ongoing business of Tomorrow.io has been prepared solely in connection with the private placement transaction and potential investors therein. It is not exhaustive. You should carefully consider these uncertainties together with the disclosures contained in future documents filed or furnished by the SPAC with the SEC, together with the information in the SPAC and Tomorrow.io's financial statements and related notes. You should perform your own due diligence and consult your own financial and legal advisors prior to making an investment in the SPAC. Additional risks will be included in documents filed with the SEC with respect to the business and securities of the parties to the business combination and may differ significantly from, and be more extensive than, those presented below.

The following risks, risks not currently known or believed to be material, or other difficulties arising in the future, could adversely affect Tomorrow.io's and the combined company's business, financial condition, and results of operations; make it more difficult to evaluate our prospects or predict future results; harm our reputation or customer confidence; slow or stop our growth; cause us to lose existing customers or fail to attract new customers or expand into new markets; eliminate product development or other operations; prevent us from achieving market acceptance; expose us to claims and associated liabilities; or affect the trading price of the combined company's securities:

- We have a history of losses, expect to incur losses in the future, and may never achieve or maintain profitability.
- We may not continue to grow at or near our historical rates and may fail to manage any growth or scale effectively in any given industry vertical or generally.
- The market for weather intelligence, space-generated data, and technology spending generally may not develop further, develop more slowly, or develop in a way that we do not expect.
- The space market is saturated. Launch capacity is limited and regulatory and licensing requirements are extensive. We have not yet launched satellites and may experience significant setbacks preparing for or during our planned missions.
- We do not have experience executing space missions. Our radar, antenna, and other space technology, along with planned orbits, data transmission and analysis, and other operations, are in development stages and are untested. We have experienced and may continue to experience delays, and our technology may not be operational.
- We may be unable to satisfactorily procure, develop, integrate or deploy new solutions or enhancements to our existing technology. The requirements for R&D, third-party inputs, facilities, capital improvements, or other costs may increase sharply. We have changed course in the past and may continue to encounter unexpected obstacles. We do not yet have vendors for certain portions of our radar, antenna and other space infrastructure, and may not be able to obtain supply on a timely manner to meet our desired launch timeline or at all. For certain equipment, we may need to rely on single sources of supply, which adds additional risk.
- Even if we are able to launch a satellite, we will be subject to the risk that the satellite will fail, its performance will degrade or the satellite will experience an anomaly, or that it will malfunction or have a useful life that is shorter than anticipated, among other risks.
- We will be subject to significant regulation associated with our maintenance of a satellite including approvals, licenses, notifications or other compliance measures from such entities as the Federal Communications Commission, the International Telecommunications Union, the Department of Defense, the National Oceanic and Atmospheric Administration, and/or the National Aeronautics and Space Administration, and we may not be able to comply in a cost-efficient manner or at all.
- Real or perceived shortcomings or errors in our platform, customer support services, product roadmap or standard contract terms may make us unable to attract, adapt to or satisfy demands of customers in a manner that is timely and cost-effective.
- We rely upon third-party providers of cloud infrastructure which could malfunction, experience limitations on capacity or other interference, or be subject to price increases which adversely impact the profitability of our services.
- Our commercial contracts may in some cases be terminated at any time for convenience, require indemnification of the counterparty, subject us to uncapped liability, include exclusivity arrangements, require audits of our financial and compliance records, or contain other unique, cumbersome or unfavorable provisions.
- We sell to individual consumers, small businesses, large enterprises, government, and international customers. Varying compliance undertakings, skills, and associated resources are required. Sales and renewal cycles can be long, expensive and unpredictable.
- We may become subject to legal proceedings in which adverse litigation judgments or settlements resulting from these proceedings could distract our management, expose us to monetary damages or limit our ability to operate our business.
- We may be unable to successfully and timely expand, deploy and motivate our marketing and sales organization.
- We rely on the performance of highly skilled personnel, including our management and other key employees, and a critical mass of existing employees.

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Risk Factors Continued

- If we cannot maintain our company culture as we grow, we could lose the innovation, teamwork, passion, and focus that we believe contribute to our success.
- Execution of the Business Combination or other acquisitions of companies or technologies, as well as integration of such acquisitions, could divert our management's attention, result in additional dilution to our equity holders, otherwise negatively impact our business and operations, and fail to deliver anticipated efficiencies. We recently completed the acquisition of Remote Sensing Solutions, Inc. and may encounter difficulties in the integration and may not realize the benefits we expect from the acquisition.
- If we do not adequately protect our technology and data and protect and maintain our intellectual property rights therein and thereto, including in government or other contracts, our business could be negatively impacted. There can be no assurance that we will be able to enforce any of our patents. We may also rely on third-party intellectual property which may become unavailable or not cost-efficient.
- Our use of open source software could make us, among other things, vulnerable to the release of our proprietary source code or claims that we are violating the intellectual property rights of others.
- We may experience a security breach or unauthorized access to our systems, platforms, or data resulting in disruption, loss or unauthorized access to our platform, services, and data. In addition, our software could have or may become infected with undetected defects, errors or bugs that we fail to detect, which could damage our reputation with customers and harm our business.
- We collect, use, and process certain third-party data (including weather-related data provided by governments), employee data, and other proprietary or confidential data; if such data is corrupted, inaccurate, or no longer available to us for any reason, including due to U.S. national security, cyber crime, our inability to comply with related applicable law or use terms, or other reasons, our business could be negatively impacted.
- We rely on certain vendors to provide us with data, infrastructure, software, development, and other products or services; a failure to maintain these contracts would adversely affect our business.
- Changes in laws or our failure to comply with any laws and regulations to which our business is subject (including the extensive and evolving U.S. and international privacy and data protection laws) may adversely affect our business and results of operations.
- Any reliance on U.S. government contracts exposes us to significant risks, and any significant deterioration in our relationship with the U.S. government or failure to comply with those contracts would adversely affect our business.
- Our key business measures are likely to fluctuate quarterly, seasonally, and/or based on recognition of revenue over the life of a contract, making it difficult to project future results.
- The COVID-19 pandemic and actions taken to mitigate the impact of the COVID-19 pandemic could continue to negatively affect many aspects of our business, including our financial condition and results of operations.
- We expect to face intense competition from better capitalized competitors and may not be able to compete successfully with current or future competitors.
- Our international operations and planned expansion create increased economic risks, the potential for adverse sales, value-added, or other tax consequences, risks related to fluctuations in currency exchange rates, risks related to corrupt practices and export control, and other legal compliance and business risks.
- There can be no assurance that the Business Combination will achieve our objectives of providing the company with sufficient capital. We may require substantial additional funding, and there can be no assurance that we will be able to obtain such funds on attractive terms or at all, and you may experience dilution as a result.
- We may be unprepared to be, and do not have a history as, a public company. We do not have a history of managing internal controls or stock exchange listing requirements. The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.
- Our results of operations and financial condition could be negatively impacted by changes in accounting principles.
- We may be exposed to unknown or contingent liabilities and may be required to take write-downs or write-offs, restructuring and impairment or other charges.
- Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited, including in connection with a change in ownership.
- We depend on third parties to launch payloads into space and any delay could have a material adverse impact on our financial condition and results of operations.
- We may rely on a limited number of suppliers for certain raw materials and supplied components.
- The success of our business and growth plan depends on our ability to effectively launch satellites into space, which is subject to many uncertainties, some of which are out beyond our control.
- Failures in our technology infrastructure could damage our business, reputation and brand and substantially harm our business and results of operations.
- We have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties.
- Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations.
- Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.
- We may be subject to environmental regulation and may incur substantial costs.
- Changes in tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate.

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tomorrow.io

Pine Technology: Differentiated, Operator-led SPAC Partner with Significant Expertise

Overview

- Targeting innovating, digitally-focused services companies with an enterprise value ~$750 million without excessive leverage
- Management team and Sponsorship with deep operational, M&A and public market expertise
- Proven track record of successfully identifying companies poised for rapid growth, particularly in the InsurTech space
- Combined decades of experience leading billions of dollars of successful investments and M&A transactions

Pine's Investment Thesis for Tomorrow.io

- High Growth SaaS Business Disrupting the Massive Weather Intelligence Market
- Leading Mission-Critical Solution for Managing Weather-Related Risk and Climate Security
- ESG Impact Through Democratizing Access to Weather Data and Protecting Global Communities
- Diversified, Blue-Chip Customer Base with Numerous Potential Use Cases and Leading Retention
- Opportunity to Own a Category-Defining Company with a Deep Competitive Moat
- Pine Merger to Accelerate Product Enhancements and Development for Insurance Uses Cases
- Transaction to Increase Access to A Broad Strategic Network and Diversify Customer Base in the Insurance End Market

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Proprietary and Confidential 7 Presenters Shimon Elkabetz Chief Executive Officer, Co Founder Pine Technology Acquisition Corp. Valuation Capital Structure Ownership ● Pine Technology Acquisition Corp. (NASDAQ: PTOC) is a publicly listed SPAC with $ 345 million cash in trust ● Pine will combine with Tomorrow.io, forming a well - capitalized weather intelligence SaaS platform ● Transaction implies a Pro Forma Enterprise Value of $729mm and Pro Forma Cash Balance of $477mm ● Valuation at pricing represents an attractive entry point for investors, relative to growth and comparable companies ● Transaction will be funded by a combination of $345 million of Cash in Trust by Pine and $75 million PIPE ● 58% existing shareholders; 29% SPAC shareholders; 6% PIPE investors and 7% SPAC Sponsors (1) Transaction Highlights Stephen Gregorio Chief Financial Officer Adam Karkowsky Chairman of Pine Technology, President of AmTrust Financial Services Note: Assumes no redemptions from SPAC public holders and no secondary proceeds to existing shareholders. (1) Pro forma share count includes the existing 34.5mm Pine public common shares and 8.6mm Founder Shares, 7.5mm shares from PIPE issuance, and 70.0mm shares to be issued to existing Tomorrow shareholders.

tomorrow.io

Tomorrow.io at a Glance

A high growth SaaS company[1]

- Started operations in **2016** in Boston
- **1st** Enterprise Customer in **2018**
- **~120** Enterprise Customers today
- **Strategic** investors: Ford, SB Energy, jetBlue, nationalgrid, evergy
- Approximately **175** employees (**90** in R&D)
- **19X** ACV Bookings Growth over last 3 years
- **144%** Average Net Dollar Retention[2]
- **28K** Developers on the platform[3]
- **>2.7M** downloads of the app[4]
- **Terabytes** of data generated every day
- **$38.9B** and growing TAM

(1) As of November 18, 2021, unless otherwise indicated
(2) Based on Enterprise customer ARR. Reflects a 3-year average from 2018-2020
(3) As of November 24, 2021
(4) As of November 21, 2021

Backed by Deep Tech

- In-House High Resolution Forecasting Models
- Weather Intelligence SaaS
- Proprietary Global Weather Data

With an ESG mission

Environmental
Significantly improves Climate Science and Weather Forecasting

Social
Protects communities and saves lives globally

Governance
Shields Countries, Businesses and Individuals from the impact of Climate Change

Tomorrow.io is a high-growth SaaS company with a vertically integrated business model, tackling one of the most important challenges for humanity

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Take Control of Tomorrow, Today

Examples of Real Customer Case Studies:

Aviation:
Saving Airline **$2M** During Single Event

Utilities:
Energy Conglomerate Avoids Outage During Cyclone

Insurance:
Helping **Prominent Provider** Minimize Payouts

Sports:
Updating Operations Amidst **538%** Increase in Weather Events[1]

On-Demand:
Driving Growth at **Largest** On-Demand Company

Federal:
Improving Decision Making for the **USAF**

"With **Tomorrow.io**, we're providing even more accurate ETAs based on insights from their on-demand forecasts."

Uber

"This tool was designed with an **understanding of the decision-making pressure** airport leaders face every day."

jetBlue

"**High-definition, microweather information** supports multiple mobility and AV initiatives we can offer via FordPass."

Ford

"**Tomorrow.io's** tools tell us exactly when to expect a weather event and when it will pass us."

PATRIOTS

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(1) Boston-area high wind events, from 2017 to 2021

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Climate Security - The Next Economic Frontier

Number of reported disasters by disaster type



Number of disasters
400
300
200
100
0
1900
1903
1906
1909
1912
1915
1918
1921
1924
1927
1930
1933
1936
1939
1942
1945
1948
1951
1954
1957
1960
1963
1966
1969
1972
1975
1978
1981
1984
1987
1990
1993
1996
1999
2002
2005
2008
2011
2014
2017
Year
Geophysical Total
Hydrometeorological Total

2020 brought...

- $210B in weather disaster losses worldwide
- Record year for hurricanes
- Strongest tropical cyclone to ever hit landfall in world recorded history
- Record wildfire seasons in U.S. and Australia

Recognition Growing

Climate change is **"the single biggest risk that exists to the economy today."**

Former US Treasury Secretary
Henry Paulson

"*Climate change is almost invariably the top issue that clients around the world raise with BlackRock. The evidence on climate risk is compelling investors to reassess core assumptions about modern finance.***"**

CEO of BlackRock
Larry Fink

"*Climate change is the existential threat to humanity...Unchecked, it is going to actually bake this planet. This is not hyperbole. It's real. And we have a moral obligation.***"**

President of the United States
Joe Biden

"*We spent around $100bn recovering from natural disasters just in 2020.***"**

U.S. Special Presidential Envoy for climate
John Kerry

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Sources: Forbes, Blackrock, CNBC, Economist, Munichre, NCEI, Yale Climate Connections, Fire.ca.gov, Our World in Data.

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Managing our Global Climate Security with Weather Intelligence

"We...are entering a period of consequences." - *Al Gore*
To enable proactive response in a changing climate, predicting the weather and using Weather Intelligence are becoming more critical than ever before.

Countries, businesses, and individuals must have systems in place.

WORLD ECONOMIC FORUM


The Global Risks Report 2021
16th Edition
INSIGHT REPORT

Top Global Risks by Perceived Likelihood 2021

1st	Extreme weather
2nd	Climate action failure
3rd	Human environmental damage

THE WHITE HOUSE

President Biden Directs Agencies to Analyze and Mitigate the Risk Climate Change Poses

MAY 20, 2021


THE WALL STREET JOURNAL.

Floods in Germany, Belgium Leave More Than 150 Dead as Rescuers Race to Find Survivors

U.S.

Heat Waves, Wildfires Intensify in the West

Stifling temperatures hit Northern Rockies and parts of Idaho, Montana, Utah and Wyoming; heat is expected to last into the workweek

Storm Hits Texas Power Grid

$4tn

worth of assets at risk of climate change by 2030

215 of world's largest public companies identified **$970bn** in potential losses with over half expected to materialize over the next **5 years**

Proprietary and Confidential Sources: New York Times, WEF, CDP, cdp.net, Whitehouse.gov 11

Proprietary and Confidential 12 We believe Climate Security is the new Cyber Security. Weather Intelligence is the key.

Proprietary and Confidential 13 The Problem Existing Providers Technology led by governmental agencies Most countries blind to weather data Businesses reactive, cannot link weather to expected impact and miss reliable data Repackage governmental forecasts - lack of accuracy, resolution, and limited coverage Challenged to overcome multi - vertical weather complexity Services (not scalable software) Raw weather data vs. actionable business insights Sources: Weather.gov, WRD , Business Insider , HBR , WMO 70% of businesses worldwide are adversely affected by abnormal weather 70% 60% of the globe doesn’t have a single weather radar 60%

Proprietary and Confidential 14 Proprietary Global Weather Data Weather Intelligence SaaS In - House High Resolution Forecasting Models Tomorrow.io : a vertically integrated Business Intelligence Platform SaaS Company Powered by Proprietary Data and Algorithms Weather of Things

Proprietary and Confidential 15 The Brands People Rely on Most, Rely on Tomorrow.io Sources: Aviation Benefits , Research and Markets (1) (2) (3) (4) , IMarc Group , Insurance Global Market Report , Valuates Reports , Allied Market Research , Grandview Research , IDC , FAA , Science Direct , Transportation.gov , World Bank (1) Figure includes indoor events, (2) Reflects information technology market size Transportation ~$6.4T ● Aviation ● Railways ● Shipping ● Utilities ● Power & Renewables ● Oil & Gas, Mining ● Insurance ● Trading ● Sports ● Events ● Broadcasters ● On - Demand ● Drones ● Software Platforms ● Defense ● Met Agencies ● Countries Energy Finance Sport & Venues Technology Federal ~$10.5T ~$4.7T ~$ 1.4 T (1) ~$5.2T (2) ~$14.5T Market Size by Industry

Proprietary and Confidential 16 Tomorrow.io’s mission is to equip humanity with the weather intelligence needed to adapt and thrive in an era of climate crisis.

Proprietary and Confidential 17 Global distribution of terrestrial radars Lack of Weather Access and Accuracy ● 5 billion live outside radar coverage (1) ● 1 current satellite with precipitation radar exists, lacks data quality ● Government agencies building low - resolution models ● Industry repackages same data - limited government forecasts Source: WMO Today’s forecasts are not optimized to help people, governments, or businesses make operational decisions Sources: (1) WRD and calculation, UN , WMO , MAP: Dot depiction for illustrative purposes only

Proprietary and Confidential 18 Our Goal: World ’ s First Comprehensive Global Weather Data Set Massive improvement in hurricane forecasting, flood alerts, and natural disaster management The Goal of Tomorrow.io’s Satellite Constellation is to Democratize Access to Weather Forecasting High Data Quality 1 Hour Refresh Rates Creating Satellites 330x Less Expensive than NASA’s GPM Deploying Active Radars to Space Collecting Multiple Direct Measurements Sources: WMO , NASA , Washington Post

Proprietary and Confidential 19 Product & Customer Stories

Proprietary and Confidential 20 Differentiated Value for Customers on 3 Different Levels Proprietary Data and Models Business Insights Technology Solutions VS VS Existing Weather Providers: Repackaged governmental data and forecasts lack accuracy and coverage Existing Weather Providers: Non - actionable weather and environmental raw data Configurable SaaS Platform VS Existing Weather Providers: Service companies provide non - scalable consulting services, not software 10x

Airline Manages Airport and Crew Operations with Tomorrow.io

April 2019: Storm brings 9.8" of snow, lightning, and **50 MPH winds**

↓

All Airlines needed to **de-ice but could not,** as winds were > 40 MPH

↓

Tomorrow.io found pocket of time with < 40 MPH winds

↓

Airline using Tomorrow.io **avoided delays, and saved $2M** from this single event



Weather Alert
De-ice planes between 10 AM - 11 AM
Thu 08
Fri 09
Sat 10
Now
Runway A
De-ice with minimal dilution 40%
Level 4: High winds activity matrix
Runway B
Snowfall rate 1"- 1.5" per hour
Precipitation
1.5 in/hr
Temperature
26° F
Wind Speed
55 mph

Proprietary and Confidential Tomorrow.io Customer Case Study 21

tomorrow.io

Utility Company Prevents Power Outages with Tomorrow.io

May 2020: **Largest cyclone** (Amphan) in 20 years hits India amidst COVID-19

↓

Tomorrow.io **predicted 3 towers out of 300** at risk of power line damage

↓

A utility company **pre-positioned maintenance crews** at high risk towers

↓

Tens of millions of people saved from power outages and millions in cost savings



Weather Alert
Pre-position maintenance crews at towers A, B, and C at 4 PM

Proprietary and Confidential

Sources: ClimaCon 2021

22

Insurance Provider Reduces Claims and Asset Risk with Tomorrow.io

Insurance company receiving hail claims for auto damage

↓

Started alerting customers **before hail** to put cars under cover and check road conditions

↓

Significant annual cost savings from claim payout reduction and validation alone

↓

~89% Net Promoter Score among customers for provider's use of platform alerts


Weather Intelligence Alert
Hail will start in 60 minutes. Move car to covered area and check road conditions

Proprietary and Confidential Sources: ValuePenguin 23

tomorrow.io

Vertically Integrated Architecture

Inputs

- Weather Stations Observations
- WoT (Weather of Things)
- Tomorrow.Space Active Radars
- 3rd-party weather models
- 3rd-party satellite data
- 3rd-party radars
- Non-Weather data sources

Weather Models

- CBAM
- Real-Time
- Data Layers
- One Forecast
- Precip
- Air Quality
- Hydrology

Data Storage and computing

- Long-term archival object storage
- Standard object storage
- Geospatial layers database
- Data Cache
- Image storage
- HPC architecture

Just-in-time Weather Applications

- Weather Engine
- Just-in-time insights
- User alerts

API & User Services

- Raw weather data
- Business insights
- External Data

Tomorrow.io User Applications



Weather Intelligence Platform



API



Weather by Tomorrow

■ Proprietary for Tomorrow.io
■ Expected starting October 2022

Proprietary and Confidential 24

Proprietary and Confidential 25 Tomorrow.io GTM

Proprietary and Confidential 26 Tomorrow.io Assistant Your personal weather planner and life companion Tomorrow.io API Tomorrow.io Platform Data and insight integrated into the customer’s software Customizable for every use case and business model SaaS: How We Go - to - Market as a Company > 2.7 M Downloads to date (1) 28K Developers (2) ~120 Enterprise Customers (1) FOR CONSUMERS FOR DEVELOPERS FOR OPERATIONS & ANALYTICS 27K Ratings (1) As of November 21 , 2021 ɆɆ (2) As of November 23 , 2021

Proprietary and Confidential 27 $13.6M ARR at end of Q3 2021 $5.7M ARR at the end of 2020 144% Average Net Dollar Retention (Enterprise) (2) (1) YTD through November 18, 2021 (2) Based on Enterprise ARR. Reflects a 3 - year average from 2018 - 2020 (1) 2017 - 2021 ACV Growth 2020 - 2021 ARR

Proprietary and Confidential 28 Countries 2 to 71 Enterprise Strategy to Land and Expand 850% ACV Growth in last 3 years Airports 1 to 103 Countries 1 to 28 215% ACV Growth in last 2 years Markets 263 to 10,000 ACV Growth Overtime Geographical Expansion [#Airports] ACV Growth Overtime Geographical Expansion [#Countries] Airline On - Demand Sources: Management

Revenue Expansion Across Potential Customers

Tomorrow.io enterprise customer engagement evolution


$MM's per customer
$100's k per customer
New Use Cases
Expand Locations
Stake in Ground
Proof of Concept
Demonstrate ROI
Embed into Workflows
Expand within Organization

Proprietary Radar Data Accelerates Expansion and Upsell Opportunity:

- Accuracy
- Frequency
- Oceans and remote locations
- Additional use cases


Future Use Cases
Real time routing over oceans
Fleet management and dispatching
Flight planning and optimization
End-to-end operations
Optimize end-to-end customer experience
Current Use Cases
Minimize departure delays
Reduce taxi deicing times, fuel burn, crew burn, and timeouts
Improve staff scheduling efficiency and worker safety

Proprietary and Confidential Sources: Management 29

Proprietary and Confidential 30 Radar Technology

tomorrow.io

Highly Differential Data Set With Satellite Constellation

	Tomorrow.io's Active Radar Data (tomorrow.io)	VS NASA GPM (NASA)	GPS-RO (spire, GeoOptics, PlanetiQ)	Passive MW (Orbital Micro Systems)
Direct precipitation measurements Single most important input in storm forecasting	✓	✓	✗	✗
Multiple direct data measurements More weather data parameters	✓	✓	✗	✗
5km pixel resolution High data quality	✓	✓	✗	✗
Space-based Global coverage	✓	✓	✓	✓
Constellation High data refresh	✓	✗	✓	✓

ⓘ Single research satellite, no replacement planned

Proprietary and Confidential

Sources: NASA GPM, Spire, GeoOptics, PlanetiQ, Orbital Micro Systems

31

tomorrow.io

Huge Barriers to Replicate
Tomorrow.io's Radar Data Post-Satellite Launch

tomorrow.io

01

Own Sensor IP

- Acquisition of strategic radar company for team and tech
- Already funded significant development

02

Long Development Time

- 4+ years from concept to launch
- Extensive trade studies and development cycles

03

Expert Data Knowledge

- Hired world's experts in weather data assimilation
- Former Leaders from Rocket Lab, BlackSky, SRI, NASA JPL

04

Clean Sheet Approach

- Others burdened by significant capital investments in deploying passive sensors with limited value (Spire, GeoOptics, PlanetIQ)

Proprietary and Confidential

Sources: Management

32

Proprietary and Confidential 33 ESG Impact

Proprietary and Confidential 34 Tomorrow.io investors seek long - term social & environmental impact on a global scale Tomorrow.io is an ESG Investment ● Mitigating consequences of climate change ● Deep technology ● Significant improvements ○ Climate science ○ Weather forecasting ● Protecting global communities ● Saving lives with technology ● Improving food security ● Bridging inequality gap ○ Weather data ○ Weather forecasts ● Innovative product ● Implement scalable systems ● Shield from climate change impact ○ Countries ○ Businesses ○ Individuals Environmental Social Governance

Proprietary and Confidential 35 Revolutionizing climate science with a global radar system Reducing carbon fuel consumption with routing efficiency Monitoring sea level rise Accurate precipitation monitoring on a global scale revolutionizing climate science and weather forecasting Preventing power outages Our Environmental Goals

Proprietary and Confidential 36 Our Social Goals Enabling reliable flood alerts on a global basis Improving supply chain safety on land and sea, in both the developed and the developing world Saving lives by improving hurricane forecasting Managing locust crisis Improving food security in developing countries Improving crop output with reliable weather forecasting

Proprietary and Confidential 37 Our Governance Goals Put systems in place to manage risk with Tomorrow.io’s Weather Intelligence Platform ʆ Analyze the connection between weather, climate risk and business outcomes using AI Better understand tomorrow’s challenges with accurate historical data

Proprietary and Confidential 38 Targeting Use of Proceeds $ 420 m Total Proceeds 3 Primary Areas of Investment Investment in the SaaS platform (R&D, data science, sales and marketing) Deployment of global constellation of active radar Investment Highlights: Path to Accelerate Growth and Rapidly Create a Strong Competitive Moat Potential bolt - on strategic acquisitions

Proprietary and Confidential 39 Proprietary Weather Intelligence Platform ʆ for Climate Security Proven Leadership Team with World - Class Investors Investment Highlights: Tomorrow.io Weather Intelligence for Global Climate Security Unmatched Response To Growing Climate Risk Globally Category Killer with Vertically Integrated Radar Data Established and High - Growth SaaS Business

Proprietary and Confidential 40 The Tomorrow Companies, Inc. Financials

tomorrow.io

Tomorrow.io Financial Highlights

- Established Subscription Software Model with ~100% ARR Projected Growth Over the Next Five Years
- Exceptional ~19x ACV Bookings Growth since 2018
- Pipeline and Existing Book of Business Provides Strong Visibility into 2022+ Forecast
- Successful Execution of Land and Expand Model, Including 144% Net Dollar Retention[1]
- Robust Gross Margin Projected to Approach 87% in Five Years
- Strong Unit Economics, for Every $1 Spent in 2020 on S&M, $1 of New ACV was Acquired
- Pine Merger Expected to Fully Fund Growth Plan and Path to Profitability

Proprietary and Confidential

(1) Based on Enterprise ARR. Reflects a 3 year average from 2018-2020.

41

Proprietary and Confidential 42 ARR Revenue Composition Enterprise CAC / New Bookings Per Customer Enterprise LTV / CAC Payback Period Key KPI Projections $13 $33 $91 $242 $523 $ 944 0.3x 2.0 x 3.3x 4.8x 5.0x 4.5x 2021E 2022 E 2023E 2024 E 2025E 2026E 2021E 2022E 2023E 2024 E 2025E 2026 E 111% 107% 111% 117% 118% 104% 85% 86% 85% 85% 85% 85% Enterprise GRR % Enterprise NRR % Growth and New Revenue % Deferred, Renewal, and Contract Revenue % 24.1x 3.4 x 2.0x 1.4 x 1.3x 1.5x Sources: Management estimates 14.3x 2.8x 1.4 x 1.1x 1.3 x 1.0x 2021E 2022E 2023E 2024E 2025E 2026E 2021E 2022E 2023E 2024E 2025E 2026E 73% 54% 51% 53% 61% 68% 27% 46% 49% 47% 39% 32% 1.0x

Proprietary and Confidential 43 Projected Summary Income Statement CY 2021E 2022E 2023E 2024E 2025E 2026E ($ in millions) Enterprise $8 $13 $40 $116 $268 $472 Federal 1 9 16 41 96 230 Other 2 5 9 14 24 45 Revenue $11 $28 $65 $172 $389 $747 % Growth 165% 133% 162% 127% 92% Gross Profit $8 $23 $44 $128 $317 $649 % Margin 71% 83% 68% 75% 82% 87% Total Opex $63 $97 $137 $228 $339 $493 % Margin 595% 347% 210% 133% 87% 66% EBITDA ($54) ($69) ($79) ($70) $21 $209 % Margin NM NM NM NM 5% 28% Sources: Management estimates (1) EBITDA calculated as Gross profit – Opex + D&A. (1) ● Revenue growth driven by strength in the Enterprise and Federal segments ○ Increase in average contract value per customer ○ Increase in customer count as new use cases allow for new customer engagements and upselling of existing customers ● Gross Margins increase as economies of scale are achieved ○ Declining customer acquisition costs over time ● Operating Expense as a % of revenue decreases with scale ○ Benefits from operating leverage ○ Offset by increased but controlled marketing spend to drive growth

Proprietary and Confidential 44 Projected Cash Flow Summary Sources: Management estimates. (1) Includes current assets, current liabilities and deferred contract costs. ($17) $109 ($48) 2021E ($62) 2022E ($55) 2023E $ 282 2024E 2025E 2026E ($18) $108 ($49) 2021E ($63) 2022E ($ 56 ) 2023 E $280 2024E 2025E 2026E Free Cash Flow Ex. Satellite Capex Recurring Free Cash Flow Free Cash Flow Bridge CY 2021E 2022E 2023 E 2024E 2025E 2026E ($ in millions) EBITDA (54) (69) (79) (70) 21 209 ( - ) Taxes (0) (0) (0) (0) 0 (39) (+) SBC 3 8 13 23 35 51 (+) Change in NWC (1) 3 (1) 10 29 53 61 Operating Cash Flow (48) (62) (55) (17) 109 282 ( - ) Recurring Capex (0) (0) (1) (1) (1) (2) Free Cash Flow excl. Satellite Capex (49) (63) (56) (18) 108 280 ( - ) Satellite Capex (8) (24) (54) (28) (4) (5) Free Cash Flow (57) (87) (110) (46) 104 276

Proprietary and Confidential 45 Transaction Overview

Proprietary and Confidential 46 Transaction Overview Share Price $10.00 Pro forma shares outstanding (4) (mm) 120.6 Pro forma equity value ($mm) $1,206 Less: net cash ($mm) (477) Pro forma enterprise value ($mm) $729 $mm Existing Tomorrow Shareholders $700 Existing Cash on Balance Sheet (1) 102 Pine Cash in Trust (2) 345 Additional PIPE Equity (3) 75 Total Sources $1,222 $mm Existing Tomorrow Shareholders $700 Cash to Balance Sheet 477 Illustrative Fees and Expenses 45 Total Uses $1,222 ● Pro forma enterprise value of $729mm, representing a 11.1x 2023E Revenue multiple based on 2023E Revenue of $65mm and a 4.3x 2024E Revenue multiple based on 2024E Revenue of $172mm ● Existing Tomorrow shareholders rolling 100% of their equity and will receive 58% of the pro forma equity Existing Holders SPAC Investors Pipe Investors SPAC Sponsors 63% 24% 7% 6% Valuation: ● Transaction expected to result in $420mm of transaction proceeds to fund growth ● Funded by a combination of $345mm cash in trust account and $75mm in PIPE proceeds Capital Structure: Sources: Uses: Pro Forma Valuation: Pro Forma Ownership: (1) $102mm of existing balance sheet cash as of 9/30/21. (2) Assumes no redemptions by Pine’s existing public shareholders. (3) Assumes 7.5mm shares are issued at $10.00 per share. Includes $27.5mm of commitments from affiliates of the Sponsor. (4) Pro forma share count includes the existing 34.5mm Pine public common shares and 8.6mm Founder Shares, 7.5mm shares from PIPE is suance, and 70.0mm shares to be issued to existing Tomorrow shareholders. 58% 29% 7% 6%

Proprietary and Confidential 47 High Growth SaaS Software High Growth Data & Analytics Peers Tomorrow.io : At the Intersection of High Growth SaaS Software and Enterprise Data Peers

Proprietary and Confidential 48 Peer Operational Benchmarks Note: Market data as of 11/18/21 Source: Capital IQ Tomorrow HIGH GROWTH SAAS SOFTWARE HIGH GROWTH DATA & ANALYTICS PEERS CY2021E - CY2023E Revenue CAGR Median: 31% Tomorrow HIGH GROWTH SAAS SOFTWARE HIGH GROWTH DATA & ANALYTICS PEERS CY2022E Gross Margin Median: 77% Median: 29% Median: 81% 148% 36% 35% 34% 33% 30% 29% 29% 27% 25% 25% 25% 24% 61% 48% 38% 33% 32% 31% 30% 30% 21% 18% 18% 83% 68% 75% 88% 86% 85% 82% 82% 81% 81% 80% 78% 78% 70% 53% 90% 83% 78% 77% 77% 76% 75% 72% 70% 54% 49%

Proprietary and Confidential 49 Peer Trading Benchmark 57x 39x 36x 31x 26x 15x 15x 10x 9x 46x 34x 29x 16x Note: Market data as of 11/18/2021. Source: Company filings, S&P Capital IQ (1) Calculated based on $729mm pro forma enterprise value. Tomorrow HIGH GROWTH SAAS SOFTWARE HIGH GROWTH DATA & ANALYTICS PEERS CY2023E Enterprise Value / Revenue Median: 10.6x 11x (1) Median: 17.9x 4x (1) 17x 14x 10x 8x 6x 6x 19x 11x 9x 4x

Proprietary and Confidential 50 Appendix

Proprietary and Confidential 51 Executive Team Scientific Leadership Luke Peffers , PhD Chief Weather Officer Alan Hawley CRO Osnat Barak Chief People Officer Dan Slagen CMO Shimon Elkabetz CEO, Co Founder Rei Goffer CSO, Co Founder Itai Zlotnik CCO, Co Founder Seasoned Leadership Team Founding Team Leigha Kemmett COO John Springmann , PhD Chief Space Engineer 90 out of 150 Employees in R&D Stanford, MIT, NASA JPL Alums Stephen Gregorio CFO World - Class Investors

Proprietary and Confidential 52 Total Addressable Market Global Spend on Weather and Climate Services estimated at $89B 1 in 2020, with 8% CAGR 2 By 2030, total spend expected to reach $190B (1) Based on actual data from 2010 through 2014, forecasted using the same CAGR through 2030. Data is from “ Global disparity in the supply of commercial weather and climate information services”, Science Advances (2) Actual CAGR from 2010 - 2014, see Science Advances article above, assumes CAGR stays the same (3) See Tomorrow.io TAM Model Total measured and projected global spend on weather and climate services ($BB) Tomorrow.io’s immediate addressable market (bottom up model) 3 : Enterprise $13.3B SMB $9.8B B2C $0.5B Space Data and Federal $15.3B Total $38.9B

Proprietary and Confidential 53 Projected Operating Expenses CY 2021E 2022E 2023E 2024E 2025E 2026E ($ in millions) S&M $21 $36 $61 $117 $187 $291 R&D 16 23 31 45 64 89 Space 14 22 24 37 45 51 G&A 12 16 21 29 43 62 Total OPEX $63 $97 $137 $228 $339 $493 % Growth -- 54% 41% 66% 48% 46% Memo: % of Total Revenue S&M 200% 129% 93% 68% 48% 39% R&D 152% 82% 47% 26% 16% 12% Space 134% 79% 37% 22% 12% 7% G&M 109% 57% 32% 17% 11% 8% Total OPEX 595% 347% 210% 133% 87% 66% Sources: Management estimates

tomorrow.io

Data From Space - A New Business Model

We are going to space to solve the hardest gap in global weather observations - we focus our energy on the most critical, and most valuable parts of the value chain.

	Instrument Type	Mission & System eng.	Payload Design	Bus	Launch	Downlink	Raw Data	Weather & Climate Models	Products for end-users	
tomorrow	Active Radar	Do in-house	Do in-house	outsourced	outsourced	outsourced	Ultra high value, not selling	Highly capable	Highly capable	SaaS Company
spire	GNSS-RO	Do in-house	Do in-house	Do in-house		Do in-house	Limited quality, sell to everyone	Very limited	No capabilities	"Sensor first" companies
GeoOptics	GNSS-RO	Do in-house	Do in-house	outsourced	outsourced	outsourced	Sell to everyone	No capabilities	No capabilities	
PlanetiQ	GNSS-RO	Do in-house	Do in-house	outsourced	outsourced	outsourced	Sell to everyone	No capabilities	No capabilities	
	Passive MW	Do in-house	Do in-house	outsourced	outsourced	outsourced	Low quality, Sell to everyone	No capabilities	No capabilities	

This part is NOT our business. Very high setup costs and commoditized with many vendors to choose from (Bus, Launch, Downlink)

Some Value (Raw Data) — More Value (Weather & Climate Models) — Most Value (Products for end-users)

From Washington Post:

> *"This aim [using the space data in our own products] contrasts with the business of most, if not all, space companies today that are pursuing weather applications. These firms, such as GeoOptics and Spire, have business models that are based on selling the data for others to use in forecasting the weather, with customers that include federal agencies.* ***However, Tomorrow.io would use its own technology, which already includes proprietary weather modeling, to take advantage of the data it gathers from space.***

Proprietary and Confidential

54

tomorrow.io

Active Sensors - Much Harder, Much More Powerful

We didn't just settle for an off-the-shelf sensor. **We took on the biggest challenge in remote sensing from space**

	tomorrow.space Active Radar	GNSS-RO (passive radio)	Passive MW
Availability today	None with high revisit, 2-3 missions for science research	Commodity (multiple constellations / missions)	Commodity (multiple constellations / missions)
Difficulty of developing a small-satellite instrument	Very hard (we are the first to succeed)	Solved problem, many instruments in use	Solved problem, many instruments in use
Usefulleness	A wide variety of meteorological applications - real-time, nowcast, global and regional scale NWP models, climate	Almost exclusively for global scale NWPs	Almost exclusively for global scale NWPs
See Precipitation?	Directly, with high sensitivity	No	Indirectly, limited sensitivity
Pixel Resolution	5km	NA	10-arc50km

- All commercial constellations use **passive** instruments only, offering limited value to downstream models, and not breaking into new frontiers
- Majority of them focus on the same type of instrument - GNSS-RO, making this data a commodity
- **Tomorrow.io is not settling on "easy" sensors that are already commoditized. We are opening a new frontier of active sensing from small satellites, the golden grail of meteorology**

Proprietary and Confidential

55

Proprietary and Confidential 56 2020 2019 2021 2022 2023 2024 2025 Phase 0 Concept, Initial Design Phase 1 R&D, Airborne Demo Phase 2 Space Demonstrations Phase 3 Scale Phase 4 Steady State / Generation 2 Concept Design Prototype Dev Space unit Dev/integration PDR Air test campaign First launches Scale launches 2X 8X 22X Development and Demos Monetization ● Constellation fully operational during 2023, and is expected to keep growing until 2025 ● Steady - state constellation size is planned for 32 satellites ● Work on “Generation 2” will begin in parallel to scale launches Projected Development and Launch Timeline

Creating a Strong Competitive Moat and Unlocking Growth


Space-borne Weather Radar Coverage
Today's Weather Forecasting
Limited Radar Data ➪ Most of the World is Blind
Launch 2
Tomorrow Pathfinders
3X the number of precipitation satellites on Orbit
⇩
Step Change in Weather Forecasting Skill
Complete Satellite Constellation
32X the number of precipitation satellites on orbit, 1 hour average revisit globally
⇩
Real-Time Weather Awareness
2021
2022
2023
2024
2025

Pathfinders unlock massive growth potential in anchor customer base

Proprietary and Confidential Sources: Management 57

tomorrow.io

Climate Security for Insurance

Weather Intelligence Unlocks Climate Adaptive Products

$4T in Assets at Risk by 2030:

- $210B in weather disaster losses worldwide
- Assets at risk as % of GDP to double by 2050, from 2% to 4%

Claim Management and Risk Mitigation:

- Historical archive and real-time insights for claim validation
- High-resolution post-event 3D reanalyses
- Notify customers before weather to reduce damages/claims

Parametric Insurance With High Resolution:

- Enabling parametric insurance in LATAM, Africa, India and more
- Policy recommendations for specific locations
- Indices with high resolution models
- Business models with inputs matching product granularity
- Minimize risk and provide insurance with more certainty
- Avoid location-based product offerings before/during weather events


Specialized Use Cases
Crop yield volatility index
Wildfire smoke models
Asset risk scoring
Long-term lightning flash rate forecast
New products in data scarce regions
Fluvial and pluvial flood index model
Real-time claim validation
Reduced need for site-visits
Baseline Use Cases
Policyholder weather alerts
Hurricane prediction
Infrastructure monitoring and risk prediction
Policy updates based on weather impact
Restrict products days before storms
Programmatic historical archive

Proprietary and Confidential Sources: New York Times, WEF, CDP, KPMG, Economist, Swiss Re 58

Proprietary and Confidential 59 Focused on Mitigating the Risk of Climate Change